EXHIBIT 32

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Milacron Inc., a Delaware corporation (the “Company”) for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge and belief, that:

1.) the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2005.

By:	/s/ Ronald D. Brown
Ronald D. Brown
Chairman, President and
Chief Executive Officer

Date: March 13, 2006

By:	/s/ Ross A. Anderson
Ross A. Anderson
Vice President — Finance and
Chief Financial Officer

Date: March 13, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002, is not intended to be used or relied upon for any other purpose and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certificate will not be deemed to be incorporated by reference into any filing, except to the extent that the Company specifically incorporates it by reference.

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